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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2016

NORTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34697 (Commission File Number)	05-0314991 (IRS Employer Identification No.)

500 Exchange Street, Providence, Rhode Island (Address of Principal Executive Offices)	02903-2360 (Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On July 6, 2016, Nortek, Inc., a Delaware corporation ("Nortek" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Melrose Industries PLC, a public limited company incorporated under the laws of the United Kingdom and registered in England and Wales ("Melrose"), and Nevada, Corp., a Delaware corporation and a wholly owned subsidiary of Melrose ("Purchaser"), pursuant to which Purchaser will, on the terms and subject to the conditions set forth therein, conduct a tender offer for all of the Company's common stock and, following acceptance of the tendered shares, merge with and into the Company.

        Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Purchaser will commence a tender offer (the "Offer") no later than July 11, 2016 to acquire all outstanding shares of common stock of the Company at a purchase price of $86.00 per share (the "Offer Price"), net to the seller in cash, without interest, less any required withholding taxes. The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following consummation of the Offer, Purchaser will merge with and into the Company, with the separate existence of Purchaser ceasing and the Company continuing as the surviving corporation and as a wholly owned subsidiary of Melrose (the "Merger"). The Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Company common stock not tendered into the Offer (other than shares of Company common stock held by the Company, Melrose or Purchaser or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law) will be converted into the right to receive cash in an amount equal to the Offer Price, subject to any required withholding of taxes and without interest.

        The Offer is subject to customary conditions, including, among other things, (i) the absence of a termination of the Merger Agreement in accordance with its terms, (ii) that the number of shares of Company common stock validly tendered in accordance with the terms of the Offer and not validly withdrawn, together with any shares of Company common stock then owned by Melrose or its subsidiaries, shall equal at least a majority of the outstanding shares of Company common stock, (iii) that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, and the Canadian Competition Act, shall have expired or otherwise been terminated, (iv) that no governmental authority shall have enacted any law or order which makes the Offer or the Merger illegal or otherwise prohibits the consummation of the Offer or the Merger, (v) that the representations and warranties of the Company shall be true and correct to the standards applicable to such representations and warranties as set forth in the Merger Agreement, (vi) that the Company shall not have breached or failed to perform or comply with, in any material respects, its obligations under the Merger Agreement, (vii) no Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred and be continuing, (viii) the board of directors of the Company has not withdrawn or modified its recommendation to the stockholders of the Company to accept the Offer and tender their shares of common stock to Purchaser in accordance with the terms of the Offer, (ix) the Melrose's shareholders have approved the acquisition of the Company, the allotment of securities for the rights issuance and the cancellation of Melrose's current ordinary shares on the premium listing segment of the official list maintained by the UK Listing Authority (the "Official List") and such ordinary shares' readmission to the standard listing segment of the Official List and to trading on the London Stock Exchange's main market for listed securities, (x) the admission of Melrose's new ordinary shares to be issued in connection with the rights issue to the premium listing segment of the Official List and to trading, nil paid, on the main market for listed securities of the London Stock Exchange has occurred, and (xi) no circumstance having occurred and continuing that would have the effect of preventing the readmission of Melrose's ordinary shares to the standard listing segment of the Official List and to trading on the main market for listed securities of the London

Stock Exchange promptly following the acceptance of the tendered shares, and Melrose's application for such readmission shall have been approved by the UK Listing Authority.

        The Merger is subject to the following closing conditions: (i) Purchaser having accepted for payment all shares of Company common stock validly tendered and not withdrawn in the Offer and (ii) no governmental authority having enacted any law or order which makes the Merger illegal or otherwise prohibits the consummation of the Merger.

        The board of directors of the Company has unanimously (i) declared that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of General Corporation Law of the State of Delaware, and (iii) recommended that the stockholders of the Company accept the Offer and tender their shares of Company common stock to Purchaser in the Offer. The board of directors of Melrose has also approved the Offer and the Merger.

        The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company's board of directors to exercise its fiduciary duties.

        The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Melrose a termination fee of approximately $50 million, or under other specified circumstances, Melrose will be required to pay the Company a termination fee of approximately GBP 5,946,000.

        The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

        The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Melrose, Purchaser or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Melrose, Purchaser or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Melrose. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or Melrose and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

        On July 5, 2016 the compensation committee and the board of directors of the Company approved an amendment (the "Amendment") to that certain employment agreement with Michael J. Clarke, the Company's President and Chief Executive Officer, dated December 16, 2011 (the "Employment Agreement"). The Amendment provides that (i) during the six-month period immediately following the closing of the Merger, "Good Reason" shall not be deemed to have occurred due to any change in Mr. Clarke's authority, duties or responsibilities solely as a result of the Company no longer being a publicly-traded company or the ultimate parent entity in an affiliated group that includes the Company, and (ii) if Mr. Clarke terminates his employment with the Company, for any reason or no reason at all, during the period commencing on the day six months after the closing of the Merger and ending on the day 12 months after such closing, such termination shall be treated as if the Company had terminated Mr. Clarke other than for cause and Mr. Clarke will have the right to receive the severance benefits described in the Employment Agreement. The Amendment also includes a Form of Release as contemplated by the Employment Agreement. The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

        On July 5, 2016, the compensation committee and the board of directors of the Company also approved the participation of Mr. Kevin Donnelly, the Company's Senior Vice President, Secretary and General Counsel, in a deal performance program previously approved by the compensation committee. Pursuant to the deal performance program, certain senior employees, including Mr. Donnelly, for their efforts in connection with the Merger, will receive a cash award equal to 100% of such participant's 2016 annual base salary payable six months following a change of control occurring prior to December 31, 2016 (or earlier, if the participant's employment is terminated by the Company without Cause or by the participant for Good Reason (as such terms are defined under the participation letter)), subject to such participant's continued employment until such change of control and subject to the other terms and conditions set forth therein. The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of the Participation Letter for the deal performance program, a copy of which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On July 5, 2016, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders to amend the Amended and Restated By-laws of the Company (the "Bylaws") and by resolution authorized, approved and adopted an amendment to the Bylaws (the "Bylaw Amendment").

        The Bylaw Amendment provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company's Amended and Restated Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or the federal district court for the District of Delaware). A copy of the Bylaw Amendment is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

        On July 6, 2016, the Company issued a press release, which is posted on its web site, announcing the execution of the Merger Agreement described above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Important Information

        The tender offer for the outstanding common stock of the Company referred to in this communication has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of the Company's common stock. The solicitation and the offer to purchase shares of the Company's common stock will only be made pursuant to an offer to purchase and related materials that Melrose and Purchaser intend to file with the Securities and Exchange Commission (the "SEC"). At the time the tender offer is commenced, Melrose and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation / Recommendation Statement, will be made available to all holders of shares of the Company's common stock at no expense to them. The tender offer materials and the Solicitation / Recommendation Statement will be made available for free at the SEC's website at www.sec.gov.

Forward Looking Statements

        This communication includes statements that constitute "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this communication, words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "seek," "should," "will," or "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the Company's current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, readers are urged to carefully review and consider the reports and filings of the Company with the Securities and Exchange Commission including the description of "risk factors" set forth under Item 1A in the Company's Annual Report on Form 10-K and any further disclosures the Company makes on related subjects in subsequent reports filed with the SEC.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 6, 2016, by and among Melrose Industries PLC, Nevada Corp. and Nortek, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Nortek, Inc. hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)
3.1	Amendment to Nortek, Inc.'s Amended and Restated By-laws, dated July 5, 2016
10.1	Amendment to Michael J. Clarke Employment Agreement, dated July 5, 2016
10.2	Form of Participation Letter for Deal Performance Program
99.1	Press Release, dated July 6, 2016

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTEK, INC.
Date: July 6, 2016	By:	/s/ KEVIN W. DONNELLY
		Name:	Kevin W. Donnelly
		Title:	Senior Vice President, General Counsel & Secretary

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 6, 2016, by and among Melrose Industries PLC, Nevada Corp. and Nortek, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Nortek, Inc. hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)
3.1	Amendment to Nortek, Inc.'s Amended and Restated By-laws, dated July 5, 2016
10.1	Amendment to Michael J. Clarke Employment Agreement, dated July 5, 2016
10.2	Form of Participation Letter for Deal Performance Program
99.1	Press Release, dated July 6, 2016

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX